Exhibit 99.1

December 12, 2017

Press Release

SOURCE: Oil States International, Inc.

Oil States to Acquire GEODynamics

Transaction Highlights

●	Unique acquisition opportunity with meaningful growth potential that combines downhole technology with consumable products used in complex completions

●	Highly complementary products that provide opportunities for incremental revenue and an expanded customer base through Oil States’ global sales and service network

●	Acquisition consideration to include borrowings under the Company’s amended revolving credit facility and issuance of Oil States common stock

●	Transaction is expected to be immediately accretive

HOUSTON, December 12 – Oil States International, Inc. (NYSE:OIS) announced today that it has entered into a definitive agreement to acquire GEODynamics, Inc., a provider of oil and gas perforation systems and downhole tools in support of completion, intervention, wireline and well abandonment operations. GEODynamics is being acquired from funds managed by Lime Rock Partners, members of its management team and other investors.

Oil States anticipates that GEODynamics’ product innovation and collaborative relationships with E&P operators will further augment its research and development efforts and lead to enhancements in its consumable product offerings in the growing markets for technology-backed products used in complex well completions.  Furthermore, Oil States believes GEODynamics is a market leading, technically differentiated specialty completion solutions provider with strong brand recognition. GEODynamics provides a robust growth pipeline with initiatives to expand their existing product offerings and geographic footprint.

Total transaction consideration of $525 million consists of a combination of $300 million of cash at closing (expected to be funded by borrowings under Oil States’ amended revolving credit facility, with permanent financing options to be considered in 2018), the issuance of 8.66 million shares of Oil States common stock (valued at $200 million, based on a twenty day volume weighted average price) and a $25 million unsecured promissory note payable to the sellers, bearing interest at 2.5% per annum with a maturity date eighteen (18) months after the closing of the transaction. The acquisition is on a cash-free, debt-free basis with approximately $24 million of GEODynamics’ debt being repaid by the sellers at closing with proceeds from the transaction.

Oil States expects the acquired products and technology to benefit from Oil States’ global footprint and presence, history of operating excellence and strong balance sheet, thereby enhancing the growth potential of the combined businesses. Additionally, over time, Oil States expects to realize the benefits of increased cost efficiencies by providing a broader set of product offerings through its combined global infrastructure while optimizing supply chain operations.

The transaction is subject to regulatory approvals and other customary closing conditions. It is anticipated that the closing of the transaction will occur during the first quarter of 2018.

Cindy B. Taylor, Oil States’ President and Chief Executive Officer, commented, “GEODynamics is a unique acquisition opportunity for Oil States. It offers meaningful growth potential that combines technology with downhole consumable completion solutions that are ideal for the current operating environment which is characterized by longer lateral lengths, increased frac stages and a growing number of perforation clusters which help enhance well productivity. Their products are complementary to our short-cycle elastomer products and completion services offerings, which will afford us additional revenue opportunities and allow us to service an expanded customer base. GEODynamics has a well-recognized brand with a highly driven and innovative management and engineering team. We look forward to adding their products to our existing offerings as we welcome their employees to Oil States.”

David S. Wesson, Chief Executive Officer and founder of GEODynamics, stated, “We are very excited to be part of Oil States and the growth opportunities Oil States provides with its people, technology, global footprint and access to capital.   Our product development efforts offer an incredible pipeline of new products and technology that together with Oil States will make a positive impact on our industry by helping operators complete more profitable wells.”

Oil States’ senior secured revolving credit facility (the revolving credit facility) was amended to, among other things, expressly permit the GEODynamics acquisition. Further, the total leverage covenant, which is based upon the ratio of total funded debt to trailing twelve months EBITDA (as defined in the revolving credit facility), has been temporarily increased from 3.25x to 3.75x for the quarters ending March 31, 2018 and June 30, 2018, and will then reset back to the original 3.25x total leverage ratio beginning in the quarter ending September 30, 2018. In connection with this amendment, total commitments available under the facility will reduce from $600 million to $425 million and the ability to draw on an incremental accordion facility has been removed. Based on the anticipated leverage ratio measured upon closing of the acquisition, the amounts outstanding under the revolving credit facility will bear interest at LIBOR plus a margin of 3.0%, or at a base rate of 2.0% plus a margin of 3.0%. The maturity date for the revolving credit facility of May 28, 2019 is unchanged. Oil States plans to consider permanent financing options following the closing of the transaction.

Conference Call Information

Oil States will host a conference call to discuss the acquisition on Wednesday, December 13, 2017 at 7:00 a.m. Central Time (8:00 a.m. Eastern Time). The call is being webcast and the webcast and presentation slides can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-1671 in the United States or by dialing +1 847 413 3362 internationally and using the passcode 46150586. A replay of the conference call will be available within one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 46150586, and will be available for at least 30 days from the date of the call.

About Oil States

Oil States International, Inc. is a global oilfield products and services company serving the drilling, completions, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading provider of completion services to the industry. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

About GEODynamics, Inc.

GEODynamics creates and delivers downhole solutions that enable enhanced well economics, performance and lifespan. The company is a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. GEODynamics’ solution-oriented product lines span the life of a well from advanced perforating systems (including patented CONNEX® reactive perforating technologies, FracIQ™ Limited Entry Perforating System, and SandIQ™ Optimized Perforating for Diversion) to an innovative line of unconventional well completion tools (including the patented SmartStart Plus™ Time Delay Test & Frac Valve, FracTrap™ Composite FracPlug System, and the FracDock™ family of patented bigbore frac solutions) and well abandonment tools (including Legacy™ plugs and cement retainers, setting equipment, and jet cutters). GEODynamics has headquarters, engineering, sales, laboratory and manufacturing facilities located in Millsap, Texas; technical sales and services in Aberdeen, Scotland and nine U.S. distribution centers. For more information about GEODynamics, visit www.perf.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties relating to Oil States’ ability to successfully complete the acquisition on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; if the acquisition is completed, the ability to retain GEODynamics’ customers and employees, the ability to successfully integrate GEODynamics’ operations, product lines, technology and employees into Oil States’ operations, and the ability to achieve the expected synergies as well as accretion in earnings; risks associated with the general nature of the energy service industry; and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2016 filed by Oil States with the Securities and Exchange Commission on February 17, 2017.

Company Contact:

Lloyd A. Hajdik

Oil States International, Inc.

Executive Vice President, Chief Financial Officer and Treasurer

713-652-0582

Patricia Gil

Oil States International, Inc.

Director, Investor Relations

713-470-4860

SOURCE: Oil States International, Inc.

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